SCHEDULE II

  				     INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

					      SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)

COMMON STOCK-BOCA RESORTS

          GABELLI FOUNDATION
                      12/10/04           15,000-           24.0000
                      11/22/04           15,000            23.9400
          GABELLI SECURITIES, INC.
                      12/10/04            5,000-           24.0000
            GABELLI ASSOCIATES LTD
                      12/10/04          334,500-           24.0000
                      11/30/04            7,500            23.9300
                      11/29/04            5,600            23.9300
                      11/23/04            3,000            23.9290
                      11/19/04            4,300            23.9200
                      11/16/04            8,000            23.9150
            GABELLI ASSOCIATES FUND II
                      12/10/04           12,000-           24.0000
            GABELLI ASSOCIATES FUND
                      12/10/04          323,300-           24.0000
                      11/30/04            7,500            23.9300
                      11/29/04            5,800            23.9300
                      11/23/04            2,800            23.9290
                      11/19/04            3,900            23.9200
                      11/16/04            8,200            23.9150
          GAMCO INVESTORS, INC.
                      12/10/04          759,900-           24.0000
                      12/10/04        1,526,300-           24.0000
                      12/01/04           12,200            23.9300
                      11/29/04            3,000            23.9300
                      11/23/04            3,000            23.9290
                      11/23/04           10,000-           23.9697
                      11/19/04            5,900            23.9400
                      11/19/04            4,200            23.9200
                      11/18/04          270,000-             *DO
                      11/18/04           13,100            23.9400
                      11/17/04            2,000            23.9385
                      11/16/04            3,300            23.9150
                      11/15/04            3,000-           23.9600
                      11/15/04           14,800            23.9500
                      11/12/04            1,000            23.9300
                      11/12/04            1,000-           23.9300
          MJG ASSOCIATES, INC.
            GABELLI FUND, LDC
                      12/10/04            3,000-           24.0000
                      11/16/04              500            23.9150
          GABELLI ADVISERS, INC.
                      12/10/04            8,000-           24.0000


          GABELLI FUNDS, LLC.
               GABELLI UTILITY FUND
                      12/10/04           20,000-           24.0000
                      11/23/04           20,000            23.9605
               GABELLI SMALL CAP GROWTH FUND
                      12/10/04          140,300-           24.0000
               GABELLI GLOBAL MULTIMEDIA TRUST
                      12/10/04           11,000-           24.0000
               GABELLI EQUITY TRUST
                      12/10/04          100,900-           24.0000
               GABELLI ASSET FUND
                      12/10/04          259,000-           24.0000
                      11/15/04           55,900            23.9500
               GABELLI CAPITAL ASSET FUND
                      12/10/04           77,000-           24.0000
               GABELLI ABC FUND
                      12/10/04          400,000-           24.0000
               GLOBAL UTILITY & INCOME TRUST
                      12/10/04           30,000-           24.0000


(1) THE TRANSACTIONS ON 12/10/04 WERE IN CONNECTION WITH THE
MERGER DESCRIBED IN ITEM 5 OF THIS AMENDMENT TO SCHEDULE
13D. IN THE MERGER, HOLDERS OF THE ISSUER'S SHARES RECEIVED
$24.00 PER SHARE FOR EACH OF THE ISSUER'S SHARES. UNLESS OTHERWISE INDICATED, ALL OTHER TRANSACTIONS WERE EFFECTED ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.